                                                                     EXHIBIT 4.1


                            OSI PHARMACEUTICALS, INC.

                       NON-QUALIFIED STOCK OPTION PLAN FOR
                               FORMER EMPLOYEES OF
                              GILEAD SCIENCES, INC.

1.    Purpose

            OSI Pharmaceuticals, Inc. (the "Company") has acquired certain of the assets of Gilead Sciences, Inc. ("Gilead"). In connection therewith, the Company has adopted this Non-Qualified Stock Option Plan for Former Employees of Gilead Sciences, Inc. (the "Plan") as an incentive to induce certain former employees of Gilead to accept employment with, or become associated with, the Company or a parent or subsidiary of the Company, and to encourage them to acquire a proprietary interest in the Company through the ownership of common stock, par value $.01 per share (the "Common Stock"), of the Company. Such ownership will provide them with a more direct stake in the future welfare of the Company. No option granted under the Plan shall be considered an "incentive stock option" as defined in
      Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as the term is defined in
      Section 424 of the Code (determined as if the Company were the employer corporation).

2.    Administration of the Plan

            The Plan shall be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors of the Company, which may be the Compensation Committee of the Board of Directors. Except as otherwise specifically provided herein, no person, other than members of the Committee, shall have any discretion as to decisions regarding the Plan. The Company may engage a third party to administer routine matters under the Plan, such as establishing and maintaining accounts for Plan participants and facilitating transactions by participants pursuant to the Plan.

            In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretations and decisions made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee shall determine the terms of all options granted pursuant to the Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, the number of shares to be covered by each option, the duration of options, the exercisability of options, and the option price.



3.    Shares of Stock Subject to the Plan

            Except as provided in paragraphs 6(h), 6(i) and 7 hereof, the number of shares that may be issued or transferred pursuant to the exercise of options granted under the Plan shall not exceed 750,249 shares of Common Stock. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury.

4.    Eligibility

            Options may be granted only to directors, officer, employees and consultants who are former employees of Gilead.

5.    Granting of options

            No options pursuant to this Plan may be granted after ten years from the effective date. The date of the grant of any option shall be the date on which the Committee authorizes the grant of such option.

6.    Options

            Options shall be evidenced by stock option agreements in such form, consistent with the Plan, as the Committee shall approve from time to time, which agreements need not be identical and shall be subject to the following terms and conditions:

                  (a) Option Price. The purchase price under each option shall be specified by the Committee, but shall in no case be less than the greater of the Fair Market Value of the Common Stock at the time the option is granted and the par value of such Common Stock.

                  (b) Medium and Time of Payment. Stock purchased pursuant to the exercise of an option shall at the time of purchase be paid for in full in cash, or, upon conditions established by the Committee, by delivery of shares of Common Stock owned by the recipient. If payment is made by the delivery of shares, the value of the shares delivered shall be the Fair Market Value of such shares on the date of exercise of the option. In addition, unless otherwise provided by the Committee, an "in the money" option may be exercised on a "cashless" basis in exchange for the issuance to the optionee (or other person entitled to exercise the option) of the largest whole number of shares having an aggregate value equal to the value of such option on the date of exercise. For this purpose, the value of the shares delivered by the Company and the value of the option being exercised shall be determined based on the Fair Market Value of the Common Stock on the date of exercise of the option. Upon receipt of payment and such documentation as the Company may deem necessary to establish compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an option or options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise, including any federal, state, or local withholding taxes.

                  (c) Waiting Period. The waiting period and time for exercising an option shall be prescribed by the Committee in each particular case; provided, however, that no option may be exercised after 10 years from the date it is granted.

                  (d) Rights as a Stockholder. A recipient of options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  (e) Non-Assignability of Options. Except as may otherwise be specifically provided by the Committee, no option shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the lifetime of a recipient, except as may otherwise be specifically provided by the Committee, options shall be exercisable only by such recipient. If the Committee approves provisions in any particular case allowing for assignment or transfer of an option, then such option will nonetheless be subject to a six-month holding period commencing on the date of grant during which period the recipient will not be permitted to assign or transfer such option, unless the Committee further specifically provides for the assignability or transferability of such option during this period. See paragraph 8 hereof for restrictions on sale of shares.

                  (f) Effect of Termination of Employment. If a recipient's
            employment (or service as an officer, director or consultant) shall terminate for any reason, other than death or Retirement (as defined below), the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall expire unless such right is exercised within a period of 90 days after the date of such termination. The term "Retirement" shall mean the voluntary termination of employment (or service as an officer, director or consultant) by a recipient who has attained the age of 55 and who has completed at least five years of service with the Company. If a recipient's employment (or service as an officer, director or consultant) shall terminate because of death or Retirement, the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall be unaffected by such termination and shall continue until the normal expiration of such option. Option rights shall not be affected by any change of employment as long as the recipient continues to be employed by either the Company or a parent or subsidiary of the Company. In no event, however, shall an option be exercisable after the expiration of its original term as determined by the Committee pursuant to subparagraph 6(c) above. The Committee may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment with the Company for any reason, upon such terms and conditions as the Committee determines to be appropriate. Nothing in the Plan or in any option agreement shall confer any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of a recipient at any time.

                  (g) Leave of Absence. In the case of a recipient on an
            approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option be exercisable after 10 years from the date it is granted.

                  (h) Recapitalization. In the event that dividends payable in
            Common Stock during any fiscal year of the Company exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent of the shares outstanding at the beginning of the year, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any options theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year that do not exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

                  (i) Sale or Reorganization. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or appropriate stock or options of the merged, consolidated, or otherwise reorganized corporation, or
            (ii) give written notice to optionees that their options, which will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, must be exercised within 30 days of the date of such notice or they will be terminated.

                  (j) General Restrictions. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue, transfer, or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

                  The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Securities and Exchange Commission, any state securities law, the rules and regulations promulgated thereunder or the rules and regulations of any securities exchange or over the counter market on which the Common Stock is listed or in which it is included for quotation. The Board of Directors may, in connection with the granting of each option, require the individual to whom the option is to be granted to enter into an agreement with the Company stating that as a condition precedent to each exercise of the option, in whole or in part, he shall, if then required by the Company, represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Committee may prescribe. Such agreements may also, in the discretion of the Committee, contain provisions requiring the forfeiture of any options granted and/or Common Stock held, in the event of the termination of employment or association, as the case may be, of the optionee with the Company. Upon any forfeiture of Common Stock pursuant to an agreement authorized by the preceding sentence, the Company shall pay consideration for such Common Stock to the optionee, pursuant to any such agreement, without interest thereon.

                  (k) "Fair Market Value." Fair Market Value for all purposes under the Plan shall mean the closing price of shares of Common Stock, as reported in The Wall Street Journal, in the NASDAQ National Market Issues or similar successor consolidated transactions reports (or a similar consolidated transactions report for the exchange on which the shares of Common Stock are then trading) for the relevant date, or if no sales of shares of Common Stock were made on such date, the average of the high and low sale prices of shares as reported in such composite transaction report for the preceding day on which sales of shares were made. If the shares are not listed on a national securities exchange or included for quotation in the NASDAQ National Market System at the time Fair Market Value is to be determined, then Fair Market Value shall be determined by the Committee in good faith pursuant to such method as to the Committee deems appropriate and equitable. Under no circumstances shall the Fair Market Value of a share of Common Stock be less than its par value.

7.    Termination and Amendment of the Plan

            The Board of Directors or the Committee shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any option right theretofore granted under the Plan; and, provided, further, that unless first duly approved by the stockholders of the Company entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in subparagraphs 6(h) and 6(i), no amendment or change shall be made in the Plan increasing the total number of shares which may be issued or transferred under the Plan, materially increasing the benefits to Plan participants or modifying the requirements as to eligibility for participation in the Plan.

8.    Restriction on Sale of Shares

            No stock acquired by an optionee upon exercise of an option granted hereunder may be disposed of by the optionee (or other person eligible to exercise the option) within six months from the date such option was granted, unless otherwise provided by the Committee.

9.    Effective Date of the Plan

            This Plan shall become effective on January 1, 2002 (the "Effective Date"). The Plan shall terminate after ten years from the Effective Date, or on such earlier date as the Board of Directors or the Committee may determine. Any option outstanding at the termination date shall remain outstanding until it has either expired or has been exercised.

10.   Compliance with Rule 16b-3

            With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors. To the extent any provision of the Plan or action by the Committee (or any other person on behalf of the Committee or the Company) fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

11.    Options granted to employees and directors of any subsidiary in the UK

             In addition to the provisions of paragraphs 1 to 10 (inclusive) above, the provisions of this paragraph 11 shall apply as herein set out to options granted to employees and directors of any subsidiary in the United Kingdom. The provisions of this paragraph 11 enable the Plan to be used in a tax efficient manner in the United Kingdom.

       (a) In this paragraph 11 the following terms have the meanings ascribed to them:

             "Election" means an election in the form envisaged in Paragraph 3B(1) of Schedule 1 to SSCBA and acceptable to the UK Subsidiary to the effect that any Secondary NIC arising on the exercise, assignment or release of a UK Option shall be the liability of the recipient and not the liability of the UK Subsidiary

             "Independent Transfer Agent" means any person (other than the Company or any company affiliated with the Company or any individual affiliated with any such company) who is registered as a broker-dealer with the U.S. Securities and Exchange Commission and who is thereby able to sell and transfer shares in the Company on behalf of the Optionholder

             "Optionholder" means an employee or director of the UK Subsidiary who is the holder of a UK Option

             "Secondary NIC" means secondary national insurance contributions as defined in the SSCBA

             "SSCBA" means the Social Security Contributions and Benefits Act 1992 of the United Kingdom

             "UK Option" means an option granted to an employee of the UK Subsidiary

             "UK Subsidiary" means OSI Pharmaceuticals (UK) Limited (a company incorporated in England under company number 1709877) and any other UK Subsidiary of the Company from time to time.

                  (b) To the extent that it is lawful to do so, a UK Option may be granted subject to a condition that any liability of the UK Subsidiary (as employer or former employer of the relevant Optionholder) to pay Secondary NIC in respect of the exercise, assignment or release of that UK Option shall be the liability of the relevant Optionholder and payable by that Optionholder and that the Optionholder shall not be entitled to exercise the UK Option until he has entered into an Election to that effect when required to do so by the UK Subsidiary provided that the Committee may in its discretion at any time or times release the Optionholder from this liability or reduce his liability thereunder unless that Election has been entered into between the UK Subsidiary and that Optionholder and that Election (or the legislation which provides for such an Election to be effective) does not allow for such an Election to be subsequently varied.

                  (c) If a UK Option is granted subject to the condition
             referred to in paragraph 11(b) above then the Optionholder shall by completing the Election grant to the UK Subsidiary (as employer or former employer of the relevant Optionholder) the irrevocable authority, as agent of the Optionholder and on his behalf, to appoint an Independent Transfer Agent, to act as agent of the Optionholder and on his behalf, to sell or procure the sale of sufficient of the Stock subject to the UK Option and remit the net sale proceeds to the UK Subsidiary so that the net proceeds payable to the UK Subsidiary are so far as possible equal to but not less than the amount of the Secondary NIC for which the Optionholder is liable under the terms of the Election and the UK Subsidiary shall account to the Optionholder for any balance.

                        No Stock shall be allotted or transferred to the
             Optionholder by the Company until the UK Subsidiary has received an amount in cash equal to the amount of the Secondary NIC for which the Optionholder is liable under the terms of the Election.


                  (d) If a UK Option is exercised and the Optionholder is liable to tax duties or other amounts on such exercise and the UK Subsidiary (as his employer or former employer) is liable to make a payment to the appropriate authorities on account of that liability then the Optionholder shall by having completed the Option Agreement grant to the UK Subsidiary (as employer or former employer of the relevant Optionholder) the irrevocable authority, as agent of the Optionholder and on his behalf, to appoint an Independent Transfer Agent, to act as agent of the Optionholder and on his behalf, to sell or procure the sale of sufficient of the Shares subject to the UK Option and remit the net sale proceeds to the UK Subsidiary so that the net proceeds payable to the UK Subsidiary are so far as possible equal to but not less than the amount payable to the appropriate authorities and the UK Subsidiary shall account to the Optionholder for any balance.

                        No Stock shall be allotted or transferred to the
             Optionholder by the Company until the UK Subsidiary has received an amount in cash equal to the amount of any liability of the UK Subsidiary referred to in this paragraph (d).